Exhibit 99.2

Armada Acquisition Corp. I Corporation Announces Closing of $150 Million Initial Public Offering

Philadelphia, PA, August 17, 2021 /GLOBE NEWSWIRE/ -- Armada Acquisition Corp. I (NASDAQ GM: AACIU) (the “Company”) announced today the closing of its initial public offering of 15,000,000 units at a price of $10.00 per unit, resulting in gross proceeds of $150 million.

The Company’s units commenced trading on the Nasdaq Global Market (“Nasdaq”) under the ticker symbol “AACIU” on August 13, 2021. Each unit consists of one share of the Company’s common stock and one-half of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one share of common stock at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the shares of common stock and warrants are expected to be listed on Nasdaq under the symbols “AACI” and “AACIW,” respectively.

The Company is a special purpose acquisition company (“SPAC”) whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an acquisition or business combination target in any business or industry, it intends to focus its search on a business in the financial technology industry, with an enterprise value of approximately $500 million to $1.0 billion, with particular emphasis on businesses that are providing digital, on-line, or mobile payment solutions, processing and gateway services, point-of-sale technology, consumer engagement platforms, and ecommerce or loyalty solutions. The Company is sponsored by Armada Sponsor LLC.

The Company is led by Stephen P. Herbert, Chairman and Chief Executive Officer, Douglas M. Lurio, President and Director, Mohammad A. Khan, Director, Thomas (Tad) A. Decker, Director, and Celso L. White, Director.

Northland Securities, Inc. acted as sole book-running manager of the offering. The Company has granted the underwriters a 45-day option to purchase up to an additional 2,250,000 units at the initial public offering price to cover over-allotments, if any. Cohen & Company Capital Markets, a division of JVB Financial Group LLC, acted as an advisor to the Company.

Of the proceeds received from the consummation of the offering and a simultaneous private placement of units, $150 million (or $10.00 per unit sold in the offering) was placed in the Company’s trust account. An audited balance sheet of the Company as of August 17, 2021 reflecting receipt of the proceeds upon consummation of the offering and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission (the “SEC”).

The offering was made only by means of a prospectus. Copies of the preliminary prospectus relating to the offering and final prospectus, when available, may be obtained from Northland Securities, Inc., 150 South 5th Street, Suite 3300, Minneapolis, MN 55402.

A registration statement relating to these securities has been filed with, and declared effective by, the SEC on August 12, 2021.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and the search for an initial business combination. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Media and Investors

Stephen P. Herbert

sherbert@armadaacq.com

Douglas M. Lurio

dlurio@armadaacq.com